UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 28, 2010
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On January 28, 2010, Black Hills Corporation (the “Company”) issued a press release announcing 2009 financial results.  Income from continuing operations for fourth quarter 2009 was $32.4 million, or $0.84 per share, compared to loss from continuing operations for fourth quarter 2008 of $96.6 million, or $2.52 per share.  Net income for the three months ending December 31, 2009, was $32.8 million, or $0.85 per share, compared to a net loss of $98.8 million, or $2.58 per share for the same period in 2008.

For the twelve months ending December 31, 2009, income from continuing operations was $78.8 million, or $2.04 per share, compared to a loss from continuing operations of $52.0 million or $1.37 per share for the same period ending December 31, 2008.  Net income for the twelve months ending December 31, 2009, was $81.6 million, or $2.11 per share, compared to $105.1 million or $2.75 per share, reported for the same period in 2008.

The press release is attached as Exhibit 99 to this Form 8-K.  This information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished or filed herewith:

99 Press release dated January 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Anthony S. Cleberg
Anthony S. Cleberg
Executive Vice President
and Chief Financial Officer

Date: January 28, 2010

Exhibit Index

Exhibit No.	Description

99	Press release dated January 28, 2010.